UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
December 14, 2007
BIOPURE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-15167 (Commission File Number)	04-2836871 (IRS Employer Identification No.)
11 HURLEY STREET
CAMBRIDGE, MA 02141
(Address of principal executive offices and zip code)
(617) 234-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1 By-Laws of Biopure Corporation, as amended
EX-10.1 Consulting Agreement, dated as of December 17, 2007
EX-99.1 Press Release dated December 20, 207

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 14, 2007, Biopure Corporation (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) stating that for 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). This notification has no effect on the listing of the Company’s common stock at this time.
In accordance with Marketplace Rule 4310(c)(8)(D), the Company has 180 calendar days to regain compliance. If at any time before June 11, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the minimum bid price rule.
If the Company does not regain compliance with the minimum bid price rule by June 11, 2008, the Nasdaq will determine whether the Company meets the initial listing criteria for The Nasdaq Capital Market, except the bid price requirement. If the Company meets such criteria, the Company will be afforded an additional 180 calendar day compliance period in order to regain compliance.
ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The board of directors of the Company appointed David A. Butler, age 63, as Interim Chief Financial Officer of the Company effective December 17, 2007. Mr. Butler’s experience includes the position of Vice President, Finance and Administration (Chief Financial Officer) of Millard Group, Inc., a services and consulting company, from 2000 to 2007. From 1997 until 2000 he was Vice President, Finance, Chief Financial Officer and Treasurer of Circe Biomedical, Inc., a development-stage medical device manufacturer.
A copy of the Company’s press release announcing Mr. Butler’s appointment is attached as Exhibit 99.1.
In connection with his appointment as Interim Chief Financial Officer, Mr. Butler has entered into a Consulting Agreement with the Company. Pursuant to the Agreement, the Company has agreed to pay Mr. Butler $16,667 per month for an initial term of three months. The Agreement automatically renews for additional one-month terms unless terminated by either party pursuant to the terms of the Agreement. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On December 14, 2007, the Company’s Board of Directors adopted an amendment to the Company’s By-Laws to add the following as the last sentence of Article VIII, Section 1:
“The right to indemnification of officers under this Section 1 shall apply to “interim” and “acting” officers appointed by the Board of Directors, and shall include persons who are engaged on a contract basis as well as employees who serve as officers or directors.”
A copy of the Company’s amended By-Laws is attached hereto as Exhibit 3.1.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
3.1	By-Laws of Biopure Corporation, as amended.

10.1	Consulting Agreement, dated as of December 17, 2007, between Biopure Corporation and Richard A. Butler.

99.1	Press Release issued by Biopure Corporation on December 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPURE CORPORATION
Date: December 20, 2007	By:	/s/ Zafiris G. Zafirelis
		Name:	Zafiris G. Zafirelis
		Title:	Chairman, President and Chief Executive Officer